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Exhibit 5.10

[Letterhead of Stoel Rives LLP]

September 26, 2011

American Medical Response Northwest, Inc.
c/o Emergency Medical Services Corporation
6200 S. Syracuse Way
Greenwood Village, CO 80111

  Re:
  Registration Statement on Form S-4 Filed by Emergency Medical Services Corporation and the Guarantors (as defined below) Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

        We have acted as special Oregon counsel for American Medical Response Northwest, Inc., an Oregon corporation (the "Oregon Guarantor"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), by Emergency Medical Services Corporation, a Delaware corporation (the "Issuer"), of a Registration Statement on Form S-4 (the "Registration Statement") in connection with the exchange by the Issuer (the "Exchange Offer") of $950,000,000 aggregate principal amount of the Issuer's 8.125% Senior Notes due 2019 (the "Exchange Notes") in exchange for an equal principal amount of the Issuer's outstanding 8.125% Senior Notes due 2019 (the "Initial Notes").

        The Initial Notes were issued, and the related Exchange Notes will be issued, pursuant to an Indenture dated as of May 25, 2011, originally by and between CDRT Merger Sub, Inc. a Delaware corporation which merged with and into the Issuer on May 25, 2011 ("CDRT"), as issuer, and Wilmington Trust FSB, in its capacity as indenture trustee ("Indenture Trustee"), as amended and supplemented by a First Supplemental Indenture dated May 25, 2011 between CDRT and the Indenture Trustee, and as further amended and supplemented by a Second Supplemental Indenture dated May 25, 2011 between the Issuer, the Guarantors (as defined below) and the Indenture Trustee (collectively, the "Indenture"). The obligations of the Issuer pursuant to the Exchange Notes are each to be guaranteed by certain subsidiaries of the Issuer identified in the Registration Statement as guarantors, including the Oregon Guarantor (each a "Guarantor" and collectively, the "Guarantors"), pursuant to and as more particularly set forth in the Indenture (as applicable to the Oregon Guarantor, the "Guarantee", and such guarantees collectively, the "Guarantees").

A.    Documents and Matters Examined

        In rendering the opinions set forth in this opinion letter, we have examined the following documents:

American Medical Response Northwest, Inc.
c/o Emergency Medical Services Corporation
September 26, 2011

          (a)   the Articles of Incorporation of the Oregon Guarantor as filed with the Oregon Secretary of State on May 31, 1968, and all amendments thereto;

          (b)   the Bylaws of the Oregon Guarantor as in effect as of the date hereof;

          (c)   the Certificate of Existence issued by the Oregon Secretary of State on September 16, 2011 with respect to the Oregon Guarantor (the "Certificate of Existence");

          (d)   the Unanimous Written Consent of the Board to Action Without Meeting adopted by the Board of Directors of the Oregon Guarantor on May 25, 2011;

          (e)   the Indenture (including the Guarantees set forth therein);

          (f)    the Exchange Notes; and

          (g)   the Registration Statement.

        In addition, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of such other certificates of public officials and officers of the Oregon Guarantor and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below.

        As to all matters of fact which form the basis of any opinion set forth in this opinion letter, we have relied without investigation or analysis upon the truth and accuracy of: (a) the representations and warranties of the Guarantors and Issuer which are set forth in the Registration Statement and Indenture; and (b) the certifications and statements of the officers and agents of the Issuer and Oregon Guarantor and the certifications and statements of any governmental or public officials in any certificates provided to us. Except to the extent expressly stated herein, we have not undertaken any independent investigation or inquiry to determine the existence or absence of any facts, and no inference as to our knowledge of the existence or absence of facts should be drawn from the fact of our representation as Oregon local counsel to the Oregon Guarantor in connection with the Registration Statement.

B.    Assumptions

        For purposes of this opinion letter, we have further relied, without investigation or analysis, on each of the following assumptions:

        B-1  The authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or conformed copies or as reproductions or facsimile transmissions.

        B-2  The genuineness of all signatures on the Indenture, the Exchange Notes and any other documents executed pursuant thereto, and that all natural persons signing any such documents were, at the time of signing, legally competent to do so.

American Medical Response Northwest, Inc.
c/o Emergency Medical Services Corporation
September 26, 2011

        B-3  The accuracy and completeness of all information provided, in written form or by electronic transmission, to us by offices of public record at the time given and as of the date of this opinion letter.

        B-4  With respect to all parties to the transactions contemplated by the Registration Statement and Indenture other than the Oregon Guarantor: (i) the due and valid authorization, execution and delivery of all documents delivered by such party as the legal, valid and binding obligations of such party; (ii) the legal and valid existence of such party under the laws of the jurisdiction in which it is incorporated or organized; (iii) the compliance by such party with all other legal requirements pertaining to its status as such status relates to its rights to enforce the documents to which it is a party; (iv) the compliance by such party with all applicable laws, rules and regulations governing the conduct of its business as related to the transactions contemplated by the Registration Statement; and (v) with respect to the Indenture Trustee, the due authentication of the Exchange Notes on behalf of the Indenture Trustee in the manner provided in the Indenture.

        B-5  The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. We have further assumed that the Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion letter is filed as an exhibit.

        B-6  Any certificate, representation, other confirmation or other document upon which we have relied that was given or dated on or prior to the date of this opinion letter continues to remain accurate from such earlier date through and including the date of this opinion letter insofar as it relates to the opinions expressed herein.

C.    Opinions

        Based on the foregoing examinations and assumptions and subject to the qualifications, limitations and exclusions stated below, we are of the opinion that:

  (1)
  Based solely on the Certificate of Existence, the Oregon Guarantor is a corporation validly existing under the laws of the State of Oregon.

  (2)
  The Oregon Guarantor has all necessary corporate power and authority to perform its obligations under the Indenture, including the Guarantee of the Exchange Notes as set forth therein.

  (3)
  The execution, delivery, and performance by the Oregon Guarantor of the Indenture, including the Guarantee of the Exchange Notes set forth therein, have been duly authorized by all requisite corporate action on the part of the Oregon Guarantor.

American Medical Response Northwest, Inc.
c/o Emergency Medical Services Corporation
September 26, 2011

  (4)
  The Indenture has been duly executed and delivered by the Oregon Guarantor.

D.    Qualifications, Limitations and Exclusions

        All of the opinions set forth in this opinion letter are expressly limited and qualified as follows.

        D-1 The law covered by the opinions expressed herein is limited to the laws of the State of Oregon as currently in effect (excluding laws of any county, municipality therein or other political subdivision thereof and any Oregon laws governing the issuance or sale of securities), and we do not express any opinions in this opinion letter concerning any other laws. Further, all federal laws, rules and regulations are expressly excluded from the scope of this opinion letter.

        D-2 This opinion is provided as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.

        Our opinions herein are being furnished to you in connection with the Exchange Offer pursuant to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Validity of the Notes" in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder, and the filing of this opinion shall not in any way be deemed an admission that this firm is an expert within the meaning of Section 7 of the Securities Act. No one is entitled to rely on our opinions in any other context. We further consent to the reliance by Debevoise & Plimpton LLP upon the opinions expressed herein as fully as if this opinion letter were addressed to it for purposes of any opinions being delivered and filed by it as an exhibit to the Registration Statement.

        This opinion letter and the opinions contained herein are as of the date set forth above, and we do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our legal opinions expressed herein.

Very truly yours,
/s/ Stoel Rives LLP Stoel Rives LLP

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  Exhibit 5.10